UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2016 (July 25, 2016)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-00821	27-2614444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendment and Extension of Tender Offer

In light of the announced proposed strategic sale of BDCA Adviser, LLC (“BDCA Adviser”), investment adviser to Business Development Corporation of America (the “Company”), to a subsidiary of Benefit Street Partners L.L.C. (“Benefit Street”), the Company today announced that it has amended and extended its previously announced tender offer to acquire up to 8,610,409 shares of the Company’s common stock at a purchase price equal to $8.86 per share, which represented the Company’s net asset value per share at March 31, 2016. The tender offer was due to expire at 11:59 pm, Eastern Time, on July 27, 2016. The Company’s board of directors approved amending the tender offer to: (i) increase the offer to purchase from up to 8,610,409 to up to 17,220,818, which represents 10.0% of the weighted average number of the Company’s shares of common stock outstanding as of December 31, 2015, at a price equal to the Company’s net asset value per share as of September 30, 2016; and (ii) extend the duration of the tender offer to December 31, 2016. In addition, the Company’s board of directors amended the Company’s share repurchase program, solely with respect to 2016, to permit an annual tender offer, instead of two semi-annual tender offers. All other provisions of the share repurchase program will continue to apply, including limiting the number of shares to be repurchased in any calendar year to 10% of the weighted average number of shares outstanding in the prior calendar year, and limiting funding for repurchases in any redemption period to proceeds received during that same period through the sale of common stock under the Company’s distribution reinvestment plan.

The Company’s board of directors approved the amendments and extension of the tender offer and the amendment to the share repurchase program in light of the announced proposed strategic sale of BDCA Adviser to Benefit Street and the required approval of both a special committee, which is comprised of the independent directors of the Company’s board of directors, and the Company’s stockholders. None of the shares of the Company’s common stock previously tendered under the original tender offer were purchased and, as a result of the amendment and extension of the tender offer, all of such shares will remain pending acceptance by the Company until the expiration of the offer on December 31, 2016 unless withdrawn by a stockholder prior to such date. Any stockholder who has previously tendered shares may withdraw his/her shares at any time prior to the expiration of the offer (including any extension period) by submitting a Notice of Withdrawal to the Company. The withdrawal process is outlined in Amendment No.1 to the Company’s Schedule TO filed with the SEC on July 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: July 26, 2016	By:	/s/ Peter M. Budko
		Name:	Peter M. Budko
		Title:	Chief Executive Officer and Chairman of the Board of Directors